UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2023 (July 6, 2023)

MJ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55900	20-8235905
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5730 Sky Pointe Dr. Suite 102, Las Vegas, NV 89130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(702) 879-4440

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MJNE	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Change in Control of Registrant

On July 7, 2023, Paris Balaouras, the Company’s founder, former Chief Executive Officer and Chairman of the Board of Directors, returned 20,319,500 shares of common stock to the Company to be retired, which represented 25.59% of the shares outstanding. The shares returned by Mr. Balaouras were held through Roll On, LLC, an entity controlled by Mr. Balaouras.

As of the date of this filing, the Company has 58,272,167 shares of common stock outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2023, Christopher Reasonover, a director of the Company, submitted his resignation as a member of the Board of Directors effective as of July 6, 2023. Mr. Reasonover’s decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ HOLDINGS, INC.

Date: July 19, 2023	By:	/s/ Tom Valenzuela
Tom Valenzuela
Interim Chairman of the Board

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